EXHIBIT 10(i)

WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO BORROWER SECURITY AGREEMENT

THIS WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO BORROWER SECURITY AGREEMENT (this “Amendment”) is entered into as of September 19, 2007, between SOUTH HAMPTON RESOURCES, INC., a Texas corporation (“Borrower”), and BANK OF AMERICA, N.A., a national banking association (“Lender”).  Capitalized terms used but not defined in this Amendment have the meaning given them in the Credit Agreement (defined below).

RECITALS

A.           Borrower and Lender entered into that certain Credit Agreement dated as of May 25, 2006 (as amended by that certain Waiver and First Amendment to Credit Agreement dated as of December 31, 2006, and as further, restated or supplemented, the “Credit Agreement”), under which Lender agreed to provide to Borrower, subject to the terms and conditions contained therein, a revolving credit facility.

B.           To secure Borrower’s obligations and indebtedness under the Credit Agreement and the other Loan Documents, Borrower executed and delivered that certain Security Agreement dated as of even date with the Credit Agreement covering the collateral identified therein (as amended, restated or otherwise modified from time to time, the “Borrower Security Agreement”).

C.           A certain Default has occurred as a result of TOCCO’s failure to comply with the maximum Unfinanced Capital Expenditure covenant for the period ended March 31, 2007 pursuant to Section 10.3 of the Credit Agreement (the “Existing Default”).

D.           Borrower has requested that Lender waive the Existing Default, make the Term Loan available to Borrower pursuant to Section 5.2(b) of the Credit Agreement (before giving effect to this Amendment), and amend the Borrower Security Agreement, and Lender has agreed to waive the Existing Default, make the Term Loan available to Borrower pursuant to Section 5.2(b) of the Credit Agreement (before giving effect to this Amendment) and to make other amendments to the Credit Agreement, and amend the Borrower Security Agreement, in each case subject to the terms and conditions of this Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

1.  Waiver of Existing Default.  Subject to the conditions set out in this Amendment, Lender hereby (a) waives any violation of, or noncompliance with, any provision of any Loan Document caused solely by the Existing Default, and (b) agrees not to exercise any of its Rights available under the Loan Documents solely as a result of any such violation or noncompliance described in clause (a) of this Section 1.  Except as set out in the immediately preceding sentence, Borrower hereby agrees that such waiver does not constitute a waiver of any present or future violation of or noncompliance with any provision of any Loan Document or a waiver of Lender’s right to insist upon strict compliance with each term, covenant, condition, and provision of the Loan Documents.

2.  Amendments to Credit Agreement.   The Credit Agreement is hereby amended as follows:

(a)  The Recitals to the Credit Agreement are hereby deleted in their entirety and replaced with the following Recitals:

“A.           Borrower has requested that Lender extend credit to Borrower (i) in the maximum principal amount of $12,000,000 in the form of a revolving credit facility that includes a $3,000,000 subfacility for Swap Contracts, and a $9,000,000 subfacility for the issuance of LCs, and (ii) in the maximum principal amount of up to $10,000,000 in the form of an advancing term loan facility to finance the Subject Expansion (as defined below).

B.           Lender is willing to extend the revolving credit facility, extend the Swap Contract subfacility, extend the letter of credit subfacility, and extend the termloan facility, in each case on the terms and conditions of this Agreement.

Accordingly, Borrower and Lender agree as follows:”

(b)  Section 1.1 of the Credit Agreement is hereby amended to delete the defined terms “Permitted Liens”, “Security Documents”, “Term Committed Amount”, “Term Loan Date”, and “Term Loan Maturity Date”, and replaced them with the defined terms as follows:

“Permitted Liens means (a) Liens securing the Obligation, (b) Liens existing on the Closing Date and described on Schedule 2, (c) Liens listed on Exhibit B to the Deed of Trust, (d) Liens which secure purchase money Debt and capital lease obligations permitted under clause (c) of the definition of Permitted Debt, (e) easements, rights-of-way, encumbrances and other restrictions on the use of real property which do not materially impair the use thereof, (f) Liens for Taxes; provided that, (i) no amounts are due and payable and no Lien has been filed or agreed to, or (ii)  the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, and reserve or other provision required by GAAP has been made, (g) judgments and attachments permitted by Section 11.4, (h) pledges or deposits made to secure payment of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits or to participate in any fund in connection with workers’ compensation, unemployment insurance, pensions or other social security programs, (i) rights of offset or statutory banker’s Lien arising in the ordinary course of business in favor of commercial banks; provided that, any such Lien shall only extend to deposits and property in possession of such commercial bank and its Affiliates, (j) good-faith pledges or deposits made in the ordinary course of business to secure (i) performance of bids, tenders, trade contracts (other than for the repayment of borrowed money) or leases, (ii) statutory obligations, or (iii) surety or appeal bonds, or indemnity, performance or other similar bonds, which, in the aggregate under this clause (j), do not exceed $250,000 at any time, and (k) Liens (other than for Taxes) imposed by operation of law (including Liens of mechanics, materialmen, warehousemen, carriers and landlords and similar Liens); provided that, (i) the validity or amount thereof is being contested in good faith by lawful proceedings diligently conducted, (ii) reserve or other provision required by GAAP has been made, and (iii) within 60 days after the entry hereof, levy and execution thereon have been (and continue to be) stayed or payment thereof is covered in full by insurance (subject to the customary deductible).

Security Documents means all Security Agreements, all Deeds of Trust, all Assignments of Contracts, and all other documents executed in connection therewith to create or perfect a Lien on the Collateral.

Term Committed Amount means the lesser of (a) the aggregate amount of all invoices paid with the proceeds of the Term Loan for the Subject Expansion, and (b) $10,000,000.

Term Loan Date means the effective date of the Second Amendment to this Agreement.

Term Loan Maturity Date means October 31, 2018.”

(c)  Section 1.1 of the Credit Agreement is hereby amended to add the following defined terms in their appropriate alphabetical order as follows:

“Appraisal means a written appraisal of the Subject Property prepared on an “as-completed” basis by an independent MAI appraiser reasonably acceptable to Lender and properly certified by the State of Texas in accordance with Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, or, at Lender’s option, by Lender’s “in-house” appraiser.  Such Appraisal shall be ordered by Lender directly and shall be in Proper Form.

Assignment of Contracts means the Assignment of Rights under Construction Contracts, Permits, Plans and Contracts executed by Borrower to Lender in connection with this Agreement in Proper Form.

construction and constructed means, as applicable, the development, demolition, construction, erection and installation of any Improvements on the Subject Property pertaining to the Subject Expansion.

Construction Contracts means all construction contracts between Borrower and any contractor or subcontractor for the construction of any Improvements to the Subject Property pertaining to the Subject Expansion, contracts between any contractor and any subcontractor, and contracts between any of the foregoing and any other person or entity relating to rendering of services or furnishing of materials in connection with the construction of such Improvements.

Conversion Date is the date the Term Loan converts from a multiple advance loan to a “mini-perm” term loan which is the date that all of the conditions precedent in Section 5.5 below have been satisfied; provided, that, the Conversion Date may not occur after December 1, 2008.

Force Majeure means any event or circumstance, or combination of events or circumstances, that is beyond the control of the party hereto claiming force majeure, which materially and adversely affects the ability of such party to perform its obligations under or pursuant to this Agreement, including, without limitation, (a) any explosions, implosions, fires, conflagrations, accidents, epidemics, contamination, (b) floods, hail, tornadoes, hurricanes, (c) acts of war (whether declared or not declared), blockade or embargo, (d) acts of public enemy, acts of terrorism, riot, public disorder or violent demonstrations, and (e) strikes or failure of supply of materials, labor, fuel, power, equipment, supplies or transportation.

Impositions means all Taxes, including: real estate and personal property ad valorem Taxes; water, gas, sewer, electricity and other utility rates and charges; charges imposed pursuant to any subdivision, planned unit development, or condominium declaration or restrictions; charges for any easement, license, or agreement maintained for the benefit of the Subject Property; and all other Taxes, standby fees, charges, and assessments and any interest, costs, or penalties of any kind with respect to the Subject Property which may be assessed, levied, or imposed upon the Subject Property or the ownership, use, occupancy, or enjoyment thereof.

Improvements means all buildings, structures, open parking areas, amenities, and other improvements and any and all accessions, additions, replacements, substitutions, or alterations thereof or appurtenances thereto, currently or subsequently situated, placed, or constructed upon the Subject Property, or any part thereof.

Insurance Policies means (a) owner’s policies of comprehensive general public liability insurance, including worker’s compensation insurance if required by law; (b) hazard insurance against all risks of loss, including fire, water damage, or collapse, in an amount not less than the full replacement cost of all Improvements, including the cost of debris removal, with annual agreed amount endorsement (or waiver of co-insurance clause) and which is sufficient at all times to prevent Borrower from becoming a co-insurer; (c) if the Property is in a “Flood Hazard Area,” a flood insurance policy, or binder therefor, in an amount equal to the Term Loan Committed Amount, or the maximum amount available under the Flood Disaster Protection Act of 1973 and regulations issued pursuant thereto, as amended from time to time, whichever is less, in form complying with the “insurance purchase requirement” of such Act; and (d) such other insurance, if any, as Lender may reasonably require, including but not limited to broad form boiler and machinery insurance on all equipment and objects customarily covered thereby if there are pressure fired vehicles within the Subject Property.  All Insurance Policies shall (i) be issued and maintained in form, of types and amounts (with co-insurance and deductibles) as is customary in the case of similar businesses, and by companies satisfactory to Lender, (ii) contain a mortgagee clause (without contribution) in favor of Lender with loss proceeds payable to Lender as its interest may appear, (iii) require not less than 30 days prior written notice to Lender of any cancellation or change of coverage, and (iv) provide that no act of the insured or any occupant, and no occupancy or use of the Subject Property for purposes more hazardous than permitted by the terms of the policy, will affect the validity or enforceability of the insurance as respects Lender.

Subject Expansion means, collectively, the development, construction, equipping and installation of certain Improvements on the Subject Property to expand Borrower’s penhex manufacturing capacity as disclosed to Lender in connection with Lender’s underwriting and credit approval of the Term Loan.

Termination Date means the final date that Loans may be made under the Term Loan, which date shall be the earlier of (a) the Conversion Date, and (b) the occurrence of a Default.

Title Company means the title insurance company, reasonably acceptable to Lender, issuing the Title Insurance Policy.

Title Insurance Policy means a mortgagee title insurance policy, as Lender may require, issued in favor of Lender by the Title Company on behalf of the Title Company’s underwriter, on a coinsurance or reinsurance basis (with direct access in Texas) if and as required by Lender in an amount equal to one hundred one hundred percent (100%) of the face amount of the Term Note, in such form as may be prescribed by applicable Governmental Requirements and as shall be satisfactory to Lender, certifying that good and indefeasible fee title to the Subject Property is vested in Borrower, and that Lender’s Lien on the Subject Property is a first priority lien thereon, subject only to a pending disbursements clause and exceptions acceptable to Lender and required by applicable state title insurance regulations.

(d)  Section 2.1 of the Credit Agreement is hereby deleted in its entirety and replaced with Section 2.1 as follows:

“2.1           Term Loan.  Subject to the terms and conditions of this Agreement, including without limitation, the loan procedures set out in Section 2.3 below, Lender agrees to lend to Borrower multiple Loans under the Term Loan which Borrower may borrow, and prepay but which may not be re-borrowed under this Agreement (collectively, the “Term Loan”).”

(e)  Section 2.3 of the Credit Agreement is hereby deleted in its entirety and replaced with Section 2.3 as follows:

“2.3           Loan Procedures.

(a)           Subject to compliance with Section 5, Borrower may request a Loan under the Revolving Credit Facility by submitting a Loan Request to Lender.  A Loan Request is irrevocable and binding on Borrower.  Each Loan Request must be received by Lender no later than 10:00 a.m. on (a) the third Business Day preceding the proposed Loan Date for a LIBOR Loan and (b) the proposed Loan Date for a Base Rate Loan.  Loans may be outstanding as either Base Rate Loans or LIBOR Loans.  Each Loan under the Revolving Credit Facility is subject to the following conditions:

(i)           each Loan must occur on a Business Day and no later than the Business Day immediately preceding the Revolving Credit Termination Date;

(ii)           each Loan (unless the remaining amount under clause (c) below is less) must be in an amount not less than $100,000 (if a Base Rate Loan) or $100,000 (if a LIBOR Loan) or a greater integral multiple of $10,000;

(iii)           no Loan may exceed an amount equal to the lesser of (a) the excess of the Revolving Committed Amount over the Revolving Credit Exposure and (b) the excess of the Borrowing Base over the Revolving Credit Exposure; and

(iv)           after giving effect to any Loan, the aggregate Revolving Credit Exposure may not exceed the Revolving Credit Limit.

(b)           Subject to compliance with Section 5, Borrower may request a Loan under the Term Loan by submitting a Loan Request to Lender.  A Loan Request is irrevocable and binding on Borrower.  Each Loan Request must be received by Lender no later than 10:00 a.m. on (a) the third Business Day preceding the proposed Loan Date for a LIBOR Loan and (b) the proposed Loan Date for a Base Rate Loan.  Loans may be outstanding as either Base Rate Loans or LIBOR Loans.  Each Loan under the Term Loan is subject to the following conditions:

(i)  Each Loan under the Term Loan must occur on a Business Day and no later than the Business Day immediately preceding the Conversion Date;

(ii)           Each Loan (unless the remaining amount under clause (d) below is less) must be in the amount shown on the accompanied invoice submitted for payment with the proceeds of such Loan but in any event no Loan may be for less than $10,000;

(iii)           Each Loan Request shall be accompanied by the invoice or invoices submitted for payment therefore, and no Loan under the Term Loan may exceed the aggregate amount of such invoice or invoices;

(iv)           No more than one Loan under the Term Loan may be made during a one month period; and

(v)           The Principal Debt may not exceed the Term Loan Committed Amount after giving effect to each Loan under the Term Loan.”

(f)  Section 2.4(c) of the Credit Agreement is hereby deleted in its entirety and replaced with Section 2.4(c) as follows:

“(c)           If the Term Principal Debt ever exceeds the Term Loan Committed Amount, then Borrower shall promptly prepay the Term Principal Debt in an amount equal to the excess, together with all accrued and unpaid interest on the principal amount prepaid.”

(g)  Section 3.2 of the Credit Agreement is hereby deleted in its entirety and replaced with Section 3.2 as follows:

“3.2 Payments

(a)           Interest Payments.  Accrued and unpaid interest on each Loan in respect of the Principal Debt is due and payable in arrears on the first Business Day of each month beginning with the first Business Day of June 2006, and continuing on the first Business Day of each month thereafter through the Revolving Credit Termination Date.

(b)           Principal Payments; Swap Contracts.

(i)           On the Conversion Date, the Term Principal Debt shall amortize based on a ten year commercial style amortization method  and installments of the Term Principal Debt shall be due and payable on the first Business Day of each January, April, July, and October commencing with the first such date following the Conversion Date.

(ii)           The Revolving Principal Debt is due and payable on the Revolving Credit Termination Date.

(iii)           The Swap Termination Value (if any) owing by Borrower when such Swap Contract has been closed out or otherwise terminated shall be due and payable in full on the date of such closing out or termination and otherwise in accordance with the terms and conditions of the Swap Contract.”

(h)  Section 3.4 of the Credit Agreement is hereby deleted in its entirety and replaced with Section 3.4 as follows:

“3.4 Interest and Default Rate.

(a)           Except as otherwise provided in this Agreement, Loans under the Revolving Credit Facility shall accrue interest at an annual rate equal to the lesser of (i) at Borrower’s option (A) for a Base Rate Loan, the sum of the Base Rate plus the Applicable Margin for Base Rate Loans, or (B) for a LIBOR Loan, the sum of LIBOR plus the Applicable Margin for LIBOR Loans, and (ii) the Maximum Rate.  Each change in the Base Rate, LIBOR, or the Maximum Rate is effective as of the effective date of such change without notice to Borrower or any other Person.

(b)           Except as otherwise provided in this Agreement, Loans under the Term Loan shall accrue interest at an annual rate equal to the lesser of (i) at Borrower’s option (A) for a Base Rate Loan, the sum of the Base Rate plus the Applicable Margin for Base Rate Loans, or (B) for a LIBOR Loan, the sum of LIBOR plus the Applicable Margin for LIBOR Loans, and (ii) the Maximum Rate.  Each change in the Base Rate, LIBOR, or the Maximum Rate is effective as of the effective date of such change without notice to Borrower or any other Person. Notwithstanding anything to the contrary herein, the Applicable Margin for Loans under the Term Loan shall be based on Level III until Lender receives the Compliance Certificate and Current Financials for the period ending September 30, 2007.

(c)           To the extent permitted by Law, while a Default exists, the Obligation shall accrue interest at the lesser of (i) the Default Rate and (ii) the Maximum Rate, until all past due amounts are paid (whether payment is made before or after entry of a judgment or the Default is otherwise cured or waived).  Subject to Section 3.7, if a Default exists, Lender may, in its sole discretion, to the extent permitted by Law, add accrued and unpaid interest to the Principal Debt and such amount will accrue interest until paid at the applicable interest rate.”

(i)  Section 3.6(a) of the Credit Agreement is hereby deleted in its entirety and replaced with Section 3.6(a) as follows:

“(a)           When Borrower requests any LIBOR Loan, Borrower may elect an Interest Period of, at Borrower’s option, one, two, three or six months, subject to the following conditions:  (i) no Interest Period may extend beyond the Revolving Credit Termination Date (in respect of Loans under the Revolving Credit Facility) or the Term Loan Maturity Date (in respect of Loans under the Term Loan); and (ii) no more than 3 Interest Periods may be in effect at any time under the Revolving Credit Facility and no more than 3 Interest Period may be in effect at any time under the Term Loan.”

(j)  Section 5.2 of the Credit Agreement is hereby deleted in its entirety and replaced with Section 5.2 as follows:

“5.2           Conditions to all Credit Extensions
.  Lender will not be obligated to make any Credit Extension unless on the applicable Loan Date or date of such Credit Extension (and after giving effect to the requested Loan, LC, or Swap Contract, as the case may be):  (a) Lender has timely received a Loan Request, LC Application, or Swap Contract, as the case may be, (b) all of the representations and warranties of the Companies in the Loan Documents are true and correct in all material respects (except to the extent that the representations and warranties speak to a specific date), (c) Lender has received and continues to maintain evidence of insurance as set out in Section 8.6 (including certificates and endorsements); (d) no Material Adverse Event exists, (e) no Default or Potential Default exists or will result from such Credit Extension; and (f) in respect of any Loan under the Term Loan, Borrower shall procure and deliver to Lender releases or waivers of mechanic’s liens, and invoices, or paid receipts if requesting reimbursements, of each party who has furnished materials or services or performed labor of any kind in connection with the construction of any of the Improvements and, in each case, whose aggregate invoices exceed $100,000; such lien waivers shall be in Proper Form.

Each Loan Request, LC Application, or Swap Contract delivered to Lender constitutes the representation and warranty by the Companies that the statements in clauses (b), (c),(d) and (e) above are true and correct in all material respects.”

(k)  A new Section 5.5 of the Credit Agreement is hereby added to the Credit Agreement in its numerical order as follows:

“5.5  Condition to Conversion to Mini “Perm” Loan
.  Lender will have no obligation to convert the Term Loan to a “mini- perm” loan on the Conversion Date unless on or before the Conversion Date the following additional conditions shall have been satisfied, to the extent required by Lender:

(a)           Borrower shall have certified to Lender that construction has been completed in a good and workmanlike manner, in compliance in all material respects with applicable requirements of all Governmental Authorities and substantially in accordance with the Plans and Specifications;

(b)           To the extent required by applicable Governmental Authorities for the use and occupancy of the Improvements, evidence of code compliance and other applicable permits and releases shall have been issued to Lender in Proper Form with respect to the construction of the Improvements and copies thereof have been furnished to Lender;

(c)           Lender shall have received an “as-built” survey in Proper Form showing the location of the Improvements and other matters reasonably requested by Lender;

(d)           Lender shall have received a final affidavit from the contractor and full and complete releases of lien from the contractor and each subcontractor of and supplier to the contractor with respect to work performed and/on materials supplied in the construction of the Improvements, all of such documentation to be in Proper Form;

(e)           A valid notice of completion shall have been recorded in the real property records of the county where the Subject Property is located;

(f)           Lender shall have received a satisfactory endorsement to its Title Insurance Policy; and

(g)           A certificate from Borrower to Lender that the statements in clauses (b), (c),(d) and (e) of Section 5.2 above are true and correct.”

(l)  Section 6.1 of the Credit Agreement is hereby deleted in its entirety and replaced with Section 6.1 as follows:

“6.1 Collateral.  The complete payment and performance of the Obligation shall be secured by all of the items and types of property (collectively, the “Collateral”) described as collateral in the Security Agreement, and “Mortgaged Property” in the Deed of Trust.  Each Company shall execute all applicable Security Documents necessary to grant in favor of Lender a Lien upon all of the Collateral it owns.”

(m)  Section 6.5 of the Credit Agreement is hereby deleted in its entirety and replaced with Section 6.5 as follows:

“6.5 [Intentionally Omitted.]”

(n)  Section 7.13 of the Credit Agreement is hereby deleted in its entirety and replaced with Section 7.13 as follows:

“7.13  Purpose of Credit Facilities. Borrower will use the proceeds of the Term Loan as disclosed in writing to Lender and for no other purpose.  Borrower will use the proceeds of the Revolving Credit Facility for its working capital and general corporate purposes and to refinance certain Debt as disclosed to Lender.  Borrower will use the proceeds of the Term Loan for the Subject Expansion and no other purpose.  No part of the proceeds of the Term Loan or the Revolving Credit Facility will be used, directly or indirectly, for a purpose that violates any Law, including the provisions of Regulation U.”

(o)  New Sections 7.20 through 7.22 of the Credit Agreement are hereby added to the Credit Agreement in their appropriate numerical order as follows:

“7.20                      Permits and Restrictions
.  On or before the date construction commences on the Improvements for the Subject Expansion and thereafter, all utility, building, health, and operating permits (if any) required for the construction and operation of the Subject Expansion will have been obtained and will be in effect.  There are no deed restrictions which have not been effectively waived which would prohibit, limit, or interfere with Borrower’s use of the Subject Property or Borrower’s operation of the Subject Property, before and after giving effect to the Subject Expansion.

7.21           Sufficient Funds
.  Sufficient funds are available to Borrower in addition to proceeds of the Term Loan to pay all costs of the Subject Expansion.

7.22           Other Liens
.  Prior to the recordation of the Deed of Trust, no work of any kind (including destruction or removal of any existing improvements, site work, clearing, grading, grubbing, draining or fencing of the Subject Property) has been or will be commenced or performed on the Subject Property relative to the Subject Expansion or any other ongoing construction work thereon, no equipment or material has been or will be delivered to or placed upon the Subject Property for any purpose whatsoever, and no contract (or memorandum or affidavit thereof) for the supplying of labor, materials, or services for the design or construction of the Improvements relative to the Subject Expansion, or the surveying of the Subject Property or Improvements, nor any affidavit or notice of commencement of construction of the Improvements, has been or will be executed or recorded, which could cause a mechanic’s or materialman’s Lien or similar Lien to achieve priority over the Deed of Trust or the rights of Lender thereunder.”

(p)  New Sections 8.14 through 8.19 of the Credit Agreement are hereby added to the Credit Agreement in their appropriate numerical order as follows:

“8.14.                      Appraisal.  From time to time after the Closing Date, Lender may obtain an Appraisal of the Subject Property at Borrower’s sole cost and expense; provided that, as long as no Default has occurred, Lender will not obtain at Borrower’s cost and expense, or request Borrower to obtain, an Appraisal more often than annually, unless required more frequently by any Governmental Authority.

8.15           Storage of Materials
.  Borrower shall cause all materials supplied for, or intended to be used in, the construction of the Improvements, but not affixed to or incorporated into the Improvements or the Subject Property, to be stored on the Subject Property or at such other location upon notice to Lender in writing prior to storage in such other location, with adequate safeguards, as commercially reasonable, to prevent loss, theft, damage, or commingling with other materials or projects.

8.16           No Liability of Lender
.  Lender shall have no liability, obligation, or responsibility whatsoever with respect to the construction of the Improvements except to make Loans under the Term Loan subject to the terms and provisions of this Agreement.  Lender shall not be obligated to inspect the Subject Property or the construction of the Improvements, nor be liable for the performance or default of Borrower, the general contractor, or any other party, or for any failure to construct, complete, protect, or insure the Improvements, or for the payment of costs of labor, materials, or services supplied for the construction of the Improvements, or for the performance of any obligation of Borrower whatsoever.  Nothing, including without limitation any Loan under the Term Loan or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any party by Lender.

8.17           No Conditional Sale Contracts, Etc
.  No materials, equipment, or fixtures shall be supplied, purchased, or installed for the construction or operation of the Improvements pursuant to security agreements, conditional sale contracts, lease agreements, or other arrangements or understandings whereby a security interest or title is retained by any party or the right is reserved or accrues to any party to remove or repossess any materials, equipment, or fixtures intended to be used in the construction or operation of the Improvements, except in favor of Lender or as otherwise permitted pursuant to clause (c) of the definition of “Permitted Liens” in this Agreement.

8.18           Payment of Claims
.  Borrower shall promptly pay or cause to be paid when due all costs and expenses incurred in connection with the Subject Property and the construction of the Improvements for the Subject Expansion, and Borrower shall keep the Subject Property free and clear of any Liens other than Liens approved in writing by Lender.  Notwithstanding anything to the contrary contained in this Agreement or the Loan Documents, Borrower (a) may contest the validity or amount of any claim of any contractor, consultant, or other person providing labor, materials, or services with respect to the Property, (b) may contest any tax or special assessments levied by any Governmental Authority, and (c) may contest the enforcement of or compliance with any Governmental Requirements, and such contest on the part of Borrower shall not be a Default hereunder and shall not release Lender from its obligations to make Loans under the Term Loan hereunder, provided that, during the pendency of any such contest, Borrower shall set aside adequate reserves being established in accordance with GAAP and shall pay any amount adjudged by a court of competent jurisdiction to be due, with all costs, interest, and penalties thereon, before such judgment becomes a lien on the Subject Property.

8.19           Use of Loans Under Term Loan
.  Borrower shall promptly disburse all Loans under the Term Loan for payment of costs and expenses incurred for the Subject Expansion, and as most recently requested on a Loan Request, and for no other purpose.”

(q)  Section 9.9 of the Credit Agreement is hereby deleted in its entirety and replaced  with Section 9.9 as follows:

“9.9           Sale of Assets
.  No Company may make any Disposition or enter into any agreement to make any Disposition, except (a) Dispositions of surplus, obsolete or worn out or no longer used assets in the ordinary course of business, (b) Dispositions of Inventory in the ordinary course of business, (c) the Disposition of delinquent accounts receivable in the ordinary course of business for purposes of collection, (d) Dispositions of property by any Company to another Company or to a wholly-owned Subsidiary; provided that, if the transferor of such property is the Borrower or a Guarantor, the transferee thereof must either be the Borrower or a Guarantor and must comply with Section 6, (e) to the extent permitted by Section 9.6, and (f) without duplication of clauses (a) through (e) of this Section 9.9, Dispositions of personal property assets up to $150,000 individually and up to $500,000 in the aggregate during the term of this Agreement.”

(r)  Section 10.3 of the Credit Agreement is hereby deleted and replaced with Section 10.3 as follows:

“10.3                      “Maximum Unfinanced Capital Expenditures
.  All Unfinanced Capital Expenditures for TOCCO may not exceed  $4,000,000 in the aggregate in any calendar year, commencing with the calendar year ended December 31, 2007.”

(s)  New Sections 11.13 through 11.19 of the Credit Agreement are hereby added to the Credit Agreement in their appropriate numerical order as follows:

“11.13                      Foreclosure of Other Liens
.  The holder of any Lien on the Subject Property other than a Lender Lien (without implying Lender’s consent to the existence, placing, creating, or permitting of any lien or security interest) institutes foreclosure or other proceedings for the enforcement of its remedies thereunder and those proceedings are not stayed within ten (10) days after notice to Borrower.

11.14                      Title
.  Borrower’s title to any or all of the Subject Property  shall be challenged in writing or endangered by any Person whatsoever and the same (a) is not dismissed or cured within ten (10) days and (b) is considered by Lender in its sole reasonable discretion to present a material threat to the Collateral.

11.15                      Project Requirements
.  Borrower shall knowingly default or breach any Governmental Requirements pertaining to the Subject Expansion that results in a significant or material impairment of the value of the Subject Property.

11.16                      Cease Construction
.  Borrower ceases the construction of the Improvements for the Subject Expansion for more than thirty (30) days (for reasons other than Force Majeure) without Lender’s prior written consent, which shall not be unreasonably withheld or delayed.

11.17                      Permits
.  Borrower fails to (a) keep in full force and effect any required permit or approval from any appropriate Governmental Authority with respect to the construction of the Improvements and such failure continues for thirty (30) days after Borrower receives notice of, or has actual knowledge of, such failure, or (b) obtain a certificate of completion by the general contractor on or before fifteen (15) months after the date of the initial Loan under the Term Loan.

11.18                      Survey Matters
.  Any Survey required by Lender shows any matter not existing as of the date of the survey delivered on or prior to the initial Loan under the Term Loan which is unsatisfactory to Lender in its reasonable credit judgment, and such matter is not removed within a period of thirty (30) days after notice thereof by Lender to Borrower.

11.19                      Contractor Default
.  The general contractor or any subcontractor defaults under any Construction Contract in a manner which Lender deems to be material, and, unless otherwise agreed in writing by Lender, Borrower fails promptly to exercise its rights and remedies under such Construction Contract with respect to such default.”

(t)  New Sections 12.6 through 12.7 are hereby added to the Credit Agreement in their appropriate numerical order as follows:

“12.6 Complete Construction
.  Upon the occurrence of a Default, Lender may, but shall not be obligated to: (a) perform all work necessary to complete the construction and equipping of the Improvements for the Subject Expansion in accordance with the Governmental Requirements; (b) do anything necessary or desirable in Lender’s sole judgment to fulfill the obligation of Borrower, including the right to avail itself of and procure performance of the Construction Contract and subcontractors or to let new or additional contracts with the contractor or the same subcontractors or to others; and (c) employ watchmen and other safeguards to protect the Subject Property and the Subject Expansion.

Without restricting the generality of the foregoing, Borrower hereby appoints Lender as the attorney-in-fact of Borrower, with full power of substitution, and in the name of Borrower, if Lender elects to do so, after the occurrence of a Default and in respect of the Term Loan, to (a) use such sums as are necessary, including any proceeds of the Term Loan, to make such changes or corrections in the plans and specifications for the Subject Expansion, and employ such engineers, inspectors, rental agents, managers and contractors as may be required for the purpose of completing the construction of the Improvements substantially in the manner contemplated by such plans and specifications and Governmental Requirements, (b) execute all applications and certificates in the name of Borrower which may be required for completion of construction of the Improvements for the Subject Expansion, (c) endorse the name of Borrower on any checks or drafts representing proceeds of the Insurance Policies, or other checks or installments payable to Borrower with respect to the Subject Property, (d) do every act with respect to the construction of the Improvements for the Subject Expansion which Borrower may do, (e) prosecute or defend any action or proceeding incident to the Subject Property, (f) to do all things necessary in Lender’s sole judgment, to complete construction, finishing and equipping of the Improvements for the Subject Expansion and to rent, operate and manage the Improvements, and to pay operating costs and expenses, including any applicable management fees, of every kind and nature in connection therewith so that the same shall be operational and usable for its intended purpose, all in the name of Borrower, Lender or both, (g) to pay interest when due on all amounts disbursed hereunder (either by adding such interest to the principal balance of the Term Loan or paying the same in cash), (h) to pay, settle or compromise all existing bills and claims which may be or become liens or security interests, or to avoid such bills and claims becoming liens against the Subject Property or against fixtures or equipment, or as may be necessary or desirable for the completion of construction or for the equipping and operation of the Improvements for the Subject Expansion, and (i) to prosecute and defend all actions or proceedings in connection with the Subject Property or any equipment or fixtures. Lender shall have no obligation to undertake any of the foregoing actions, and if Lender should do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender.  All cost and expenses, including all reasonable attorneys’ fees (based on standard rates for hours actually worked by outside counsel) in connection with the matters contemplated in this Section 12.6 shall be payable by Borrower on demand, and if not promptly paid, shall be part of the Obligation and shall be secured by all of the Loan Documents.  The power-of-attorney granted hereby is a power coupled with an interest and irrevocable by action of Borrower without the joinder of Lender.  Lender shall have no obligation to undertake any of the foregoing actions, and if Lender should do so, it shall have no liability to Borrower for the sufficiency or adequacy of any such actions taken by Lender.

12.7           Cessation of Loans under the Term Loan
.  Upon the occurrence of a Default, the obligation of Lender to make any Loans under the Term Loan and all other obligations of Lender hereunder and under the Loan Documents shall at Lender’s option, immediately cease during any applicable cure period upon the failure of which Lender’s obligations to make Loans under the Term Loan shall, at Lender’s option, immediately terminate; provided that, nothing in this Section 12.7 shall be deemed to limit the other provisions of this Agreement setting forth the conditions precedent to Lender’s obligation to make any Loans under the Term Loan or the conditions under which Lender may refuse to make further disbursements or to limit Lender’s option to make further Loans under the Term Loan at Lender’s sole option notwithstanding the occurrence of one or more Defaults.”

(u)  Section 13.8 of the Credit Agreement is hereby deleted in its entirety and replaced with Section 13.8 as follows:

“13.8                      Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances

.  Each Company’s obligations under the Loan Documents remain in full force and effect until the commitment for the Revolving Credit Facility is terminated, the commitment for the Term Loan is terminated, and the Obligation is paid in full (except for provisions under the Loan Documents which by their terms expressly survive payment of the Obligation and termination of the Loan Documents).  If at any time any payment of the principal of or interest on any Note or any other amount payable by any Company or any other obligor on the Obligation under any Loan Document is rescinded or must be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, the obligations of each Company under the Loan Documents with respect to that payment shall be reinstated as though the payment had been due but not made at that time.”

(v)  Exhibit C to the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit C attached to this Amendment.

3.  First Amendment to Borrower Security Agreement.  The Borrower Security Agreement is hereby amended as follows:

(a)  Section 3 of the Borrower Security Agreement is hereby amended to add the following at the end of such Section 3:

“Notwithstanding anything to the contrary herein or in any other Loan Document, the Collateral (as defined herein) shall not include the tolling product or other property as processed by Borrower for its customers located from time to time in Borrower’s tanks located on Borrower’s property as such tanks and tolling product or other property are more particularly described on attached Exhibit “A” (as such Exhibit “A” may be replaced revised, updated, amended or otherwise modified from time to time with Secured Party’s consent, not to be unreasonably withheld or delayed).”

(b)  Exhibit “A” attached to this Amendment is hereby added as Exhibit “A” at the end of the Borrower Security Agreement.

4.  Conditions.  This Amendment shall be effective once each of the following have been delivered to Lender in Proper Form:

(a)  this Amendment executed by Borrower and Lender, together with Guarantors’ Consent and Agreement attached to this Amendment executed by such Guarantors;

(b)  the Term Note  executed by Borrower;

(c)  a Deed of Trust covering the Subject Property;

(d)  an Assignment of Construction Contracts;

(e)  a survey of the Subject Property;

(f)  a final commitment for mortgagee’s title insurance on the foregoing Deed of Trust (with a mortgagee’s policy of title insurance to be delivered to Lender promptly after execution and delivery of this Amendment);

(g)  an Appraisal of the Subject Property;

(h)  an Officer’s Certificate of Borrower (with attachments thereto required by Lender); and

(i)  such other documents and information as Lender may reasonably request.

5.  Representations and Warranties.  Borrower represents and warrants to Lender that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite corporate action on the part of Borrower, (c) no other consent of any Person (other than Lender) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment after giving effect to this Amendment (except to the extent that such representations and warranties speak to a specific date), (f) it is in full compliance with all covenants and agreements contained in each Loan Document to which it is a party other than in respect of the Existing Default (before giving effect to this Amendment), and (g) after giving effect to this Amendment, to the best of Borrower’s knowledge after due inquiry and investigation, no Potential Default or Default has occurred and is continuing.  No investigation by Lender is required for Lender to rely on the representations and warranties in this Amendment.

6.  Scope of Amendment; Reaffirmation; Release.  All references to the Credit Agreement shall refer to the Credit Agreement as affected by this Amendment.  Except as affected by this Amendment, the Loan Documents are unchanged and continue in full force and effect.  However, in the event of any inconsistency between the terms of the Credit Agreement (as affected by this Amendment) and any other Loan Document, the terms of the Credit Agreement (as affected by this Amendment) shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement (as amended by this Amendment).  Borrower hereby reaffirms its obligations under the Loan Documents to which it is a party and agrees that all Loan Documents to which it is a party remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment).

               7.  Miscellaneous.

(a)  No Waiver of Defaults.  This Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Loan Documents other than the Existing Default, or (ii) a waiver of Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(b)  Headings.  The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Credit Agreement, or the other Loan Documents.

(c)  Costs, Expenses and Attorneys’ Fees.  Borrower agrees to pay or reimburse Lender on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of Lender’s counsel.

(d)  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(e)  Multiple Counterparts.  This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Amendment may be transmitted and signed by facsimile.  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on Borrower and Lender.

(f)  Governing Law.  This Amendment and the other Loan Documents must be construed, and their performance enforced, under Texas law.

(g)  Arbitration.  Upon the demand of any party to this Amendment, any dispute shall be resolved by binding arbitration as provided for in Section 13.9 of the Credit Agreement.

(h)  Entirety.  THE LOAN DOCUMENTS (AS AMENDED HEREBY) REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER AND LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures appear on the following page.]

This Amendment is executed as of the date set out in the preamble to this Amendment.

BORROWER

SOUTH HAMPTON RESOURCES, INC.

By: /s/ N Carter
Name:Nick Carter
Title:  President

LENDER

BANK OF AMERICA, N.A.

By: /s/ Adam Rose
Name: Adam C. Rose
Title: Vice President

        Signature Page to Waiver and Second Amendment to Credit Agreement

        and First Amendment to Borrower Security Agreement

GUARANTORS’ CONSENT AND AGREEMENT TO
WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO BORROWER SECURITY AGREEMENT

As an inducement to Lender to execute, and in consideration of Lender’s execution of, the Waiver and Second Amendment to Credit Agreement and First Amendment to Borrower Security Agreement (the “Amendment”), the undersigned hereby consent to the Amendment (including without limitation, the provision by Lender of the Term Loan to Borrower) and agree that the Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations and liabilities of the undersigned under the Guaranty executed by the undersigned in connection with the Credit Agreement, or under any Loan Documents, agreements, documents or instruments executed by the undersigned to create liens, security interests or charges to secure any of the Obligations (as defined in the Credit Agreement), all of which are in full force and effect. The undersigned hereby agree that the obligations and indebtedness guaranteed by the undersigned under the Guaranty, include without limitation, the obligations and indebtedness under the Term Loan. The undersigned further represent and warrant to Lender that (a) the representations and warranties in each Loan Document to which it is a party are true and correct in all material respects on and as of the date of this Amendment as though made on the date of this Amendment (except to the extent that such representations and warranties speak to a specific date), (b) they are in full compliance with all covenants and agreements contained in each Loan Document to which they are a party, and (c) no Default or Potential Default has occurred and is continuing.  Guarantors hereby release Lender from any liability for actions or omissions in connection with the Loan Documents prior to the date of this Amendment.  This Guarantors’ Consent and Agreement shall be binding upon the undersigned and their respective successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

      GUARANTOR:

GULF STATE PIPE LINE COMPANY, INC.

By: /s/ N Carter
Name:  Nick Carter
 Title:  President

TEXAS OIL & CHEMICAL CO. II, INC.

By: /s/ N Carter
Name: Nick Carter
Title: President

EXHIBIT C (TO CREDIT AGREMENT)

LOAN REQUEST

______________, 20___

Bank of America, N.A.

700 Louisiana, 7th Floor

Houston, Texas 77002

Attn:  Adam C. Rose

Reference is made to the Credit Agreement dated as of May 25, 2006 (as amended, supplemented or restated from time to time, the “Credit Agreement”), between the undersigned and Bank of America, N.A., a national banking association (“Lender”).  Capitalized terms used but not defined in this Loan Request shall have the meanings given such terms in the Credit Agreement.  The undersigned hereby gives you notice pursuant to Section 2.3 of the Credit Agreement that it requests a Loan under the Credit Agreement on the following terms:

(A)           Loan Date (a Business Day)

(B)           [Revolving Loan][Term Loan]

(C)           Principal Amount of Loan*

(D)           Type of Loan**

(E)           For LIBOR Loans, Interest Period

and the last day thereof***

Borrower hereby certifies that the following statements are true and correct on the date this Loan Request, and will be true and correct on the Loan Date specified above after giving effect to such Loan:  (a) all of the representations and warranties in the Loan Documents are true and correct in all material respects (except to the extent that they speak to a specific date); (b) no Material Adverse Event has occurred; and (c) no Default or Potential Default exists.

VERY TRULY YOURS,

BORROWER:

SOUTH HAMPTON RESOURCES, INC.

BY:
NAME:
TITLE:

*	Not less than $100,000 or a greater integral multiple of $10,000 (if a Base Rate Loan); not less than $100,000 or a greater integral multiple of $10,000 (if a LIBOR Loan)

  **      LIBOR Loan or Base Rate Loan

***
LIBOR Loan — 1, 2, 3 or 6 months.  In no event may the Interest Period end after the Revolving Credit Termination Date in respect of the Revolving Credit Facility or the Term Loan Maturity Date in respect of the Term Loan.

****           Must be a Responsible Officer